                                                                                   Exhibit c-1

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                            FOR THE QUARTER ENDED DECEMBER 31, 1996

                                          Production                        Revenue
                                    ----------------------------------------------------------------
                                    Oil and
Prospect                            Condensate       Gas        Oil and
  No.          Prospect Name          Bbls.         MCF        Condensate    Gas         Total
--------        -------------       ----------      -----      ----------   -----      -------
62583    Brazo 50-54/37&8/65-7          2,948.76  1,511,851.00    68,339.892,852,433.24 2,920,773.13
62367    HI 21/22/22L/34/50/51          1,251.99    414,610.00    28,522.66  839,953.36   868,476.02
61998    High Island A365/A376          5,558.08    120,659.00   125,835.66  273,811.01   399,646.67
42017    Kildare Smackover T           18,414.31       (964.00)  363,920.47   10,222.69   374,143.16
62289    Main Pass 107/108              3,197.04    (34,504.00)   74,193.13  250,541.78   324,734.91
61898    Eugene Island B 24/27          2,917.74     96,785.00    66,724.16  223,030.32   289,754.48
62479    Main Pass 90/93+4/102+5          155.55    134,476.00     2,520.19  281,276.72   283,796.91
62365    Matagora Island B586/87           85.78    126,963.00     1,860.85  231,987.03   233,847.88
53330    Derrick Draw/PDR RIV          11,433.73     (1,179.00)  228,965.13      389.99   229,355.12
62288    West Cameron Blk 290             284.35     98,655.00     6,167.10  214,603.81   220,770.91
62554    Eugene Island 28               2,501.88     63,954.00    57,201.33  143,732.80   200,934.13
62366    Brazos 400.12.13.435             406.79     92,479.00     8,036.28  166,780.03   174,816.31
61410    High Island B270/281             420.57     79,254.00     9,197.24  165,536.36   174,733.60
62493    Eugene Island Blk 208          6,668.55      2,912.00   146,157.63    6,157.14   152,314.77
62582    Brazos 476/491/449                65.71     76,300.00     1,469.98  133,327.87   134,797.85
         Other                         21,869.44    (12,541.25)  256,174.60  284,774.61   540,949.21
                                       ---------  ------------------------ ------------ ------------
              Totals                   78,180.27  2,769,709.75 1,445,286.306,078,558.76 7,523,845.06
                                       =========  ======================== ============ ============
